Exhibit (h)(2)(x)

TENTH AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS TENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of November 8, 2023, as amended (the “Agreement”), is entered into by and between THEMES ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following fund:

●	Leverage Shares 2x Capped Accelerated COIN Monthly ETF
●	Leverage Shares 2x Capped Accelerated MSTR Monthly ETF
●	Leverage Shares 2x Capped Accelerated NVDA Monthly ETF
●	Leverage Shares 2x Capped Accelerated PLTR Monthly ETF
●	Leverage Shares 2x Capped Accelerated TSLA Monthly ETF
●	Leverage Shares 2x Long BULL Daily ETF
●	Leverage Shares 2x Long CRCL Daily ETF
●	Leverage Shares 2x Long CRWV Daily ETF
●	Leverage Shares 2x Long ETOR Daily ETF
●	Leverage Shares 2x Long GLXY Daily ETF
●	Leverage Shares 2X Long BYDDY Daily ETF
●	Leverage Shares 2x Long JD Daily ETF
●	Leverage Shares 2x Long PDD Daily ETF
●	Leverage Shares 2x Long GOLD Daily ETF
●	Leverage Shares 2x Long VST Daily ETF
●	Leverage Shares 2x Long RGTI Daily ETF
●	Leverage Shares 2x Long ABNB Daily ETF
●	Leverage Shares 2x Long FUTU Daily ETF
●	Leverage Shares 2x Long OKLO Daily ETF
●	Leverage Shares 2x Long NEM Daily ETF
●	Leverage Shares 2x Long AFRM Daily ETF
●	Leverage Shares 2x Long RKLB Daily ETF
●	Leverage Shares 2x Long COST Daily ETF
●	Leverage Shares 2x Long SOUN Daily ETF
●	Leverage Shares 2x Long BBAI Daily ETF
●	Leverage Shares 2x Long ABBV Daily ETF
●	Leverage Shares 2X Long BABA Daily ETF
●	Leverage Shares 2x Long CRWD Daily ETF
●	Leverage Shares 2X Long HIMS Daily ETF
●	Leverage Shares 2x Long IONQ Daily ETF
●	Leverage Shares 2x Long MRVL Daily ETF
●	Leverage Shares 2x Long QCOM Daily ETF
●	Leverage Shares 2X Long UBER Daily ETF

WHEREAS, Section 11(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THEMES ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jose Gonzalez	By:	/s/ Greg Farley

Name:	Jose Gonzalez	Name:	Greg Farley

Title:	Director	Title:	Senior Vice President

Date:	7/30/25	Date:	8/1/2025

Exhibit A to the ETF Fund Administration Servicing Agreement

Name of Series:

Themes US R&D Champions ETF

Themes Cloud Computing ETF

Themes Cybersecurity ETF

Themes Gold Miners ETF

Themes Future of Farming ETF

Themes Airlines ETF

Themes European Luxury ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US Small Cap Cash Flow Champions ETF

Themes Generative Artificial Intelligence ETF

Themes Global Systemically Important Banks ETF

Themes Junior Gold Miners ETF

Themes Silver Miners ETF

Themes Robotics & Automation ETF

Themes Alcoholic Beverage ETF

Themes Copper Miners ETF

Themes Lithium & Battery Metal Miners ETF

Themes Transatlantic Defense ETF

Themes Uranium & Nuclear ETF

Themes US BuyBack Champions ETF

Themes US Capital Stability Champions ETF

Themes Infrastructure ETF

Themes US Pricing Power Champions ETF

Themes Waste & Recycling ETF

Leverage Shares 2X Long NVDA Daily ETF

Leverage Shares 2X Long AAPL Daily ETF

Leverage Shares 2X Long COIN Daily ETF

Leverage Shares 2X Long TSM Daily ETF

Leverage Shares 2X Long ARM Daily ETF

Leverage Shares 2X Short NVDA Daily ETF

Leverage Shares 2X Long MSFT Daily ETF

Leverage Shares 2X Long TSLA Daily ETF

Leverage Shares 2X Long ASML Daily ETF

Leverage Shares 2X Short TSLA Daily ETF

Leverage Shares 2X Long META Daily ETF

Leverage Shares 2X Long BA Daily ETF

Leverage Shares 2X Long AMD Daily ETF

Leverage Shares 2X Long ADBE Daily ETF

Leverage Shares 2X Long HOOD Daily ETF

Leverage Shares 2X Long PANW Daily ETF

Leverage Shares 2X Long CRM Daily ETF

Leverage Shares 2X Long PYPL Daily ETF

Leverage Shares 2X Long XYZ Daily ETF

Leverage Shares 2X Long PLTR Daily ETF
Leverage Shares 2X Long CMG Daily ETF

Leverage Shares 2X Long AVGO Daily ETF

Leverage Shares 2X Long RTX Daily ETF

Themes China Generative Artificial Intelligence ETF

Leverage Shares 2X Long AAL Daily ETF

Leverage Shares 2X Long UNH Daily ETF

Leverage Shares 2x Capped Accelerated COIN Monthly ETF

Leverage Shares 2x Capped Accelerated MSTR Monthly ETF

Leverage Shares 2x Capped Accelerated NVDA Monthly ETF

Leverage Shares 2x Capped Accelerated PLTR Monthly ETF

Leverage Shares 2x Capped Accelerated TSLA Monthly ETF

Leverage Shares 2x Long BULL Daily ETF

Leverage Shares 2x Long CRCL Daily ETF

Leverage Shares 2x Long CRWV Daily ETF

Leverage Shares 2x Long ETOR Daily ETF

Leverage Shares 2x Long GLXY Daily ETF

Leverage Shares 2X Long BYDDY Daily ETF

Leverage Shares 2x Long JD Daily ETF

Leverage Shares 2x Long PDD Daily ETF

Leverage Shares 2x Long GOLD Daily ETF

Leverage Shares 2x Long VST Daily ETF

Leverage Shares 2x Long RGTI Daily ETF

Leverage Shares 2x Long ABNB Daily ETF

Leverage Shares 2x Long FUTU Daily ETF

Leverage Shares 2x Long OKLO Daily ETF

Leverage Shares 2x Long NEM Daily ETF

Leverage Shares 2x Long AFRM Daily ETF

Leverage Shares 2x Long RKLB Daily ETF

Leverage Shares 2x Long COST Daily ETF

Leverage Shares 2x Long SOUN Daily ETF

Leverage Shares 2x Long BBAI Daily ETF

Leverage Shares 2x Long ABBV Daily ETF

Leverage Shares 2X Long BABA Daily ETF

Leverage Shares 2x Long CRWD Daily ETF

Leverage Shares 2X Long HIMS Daily ETF

Leverage Shares 2x Long IONQ Daily ETF

Leverage Shares 2x Long MRVL Daily ETF

Leverage Shares 2x Long QCOM Daily ETF

Leverage Shares 2X Long UBER Daily ETF

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